Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                               WPL Holdings, Inc.
             (Exact name of registrant as specified in its charter)
                  [To be renamed Interstate Energy Corporation]

                  Wisconsin                      39-1380265
         (State or other jurisdiction          (I.R.S. Employer
        of incorporation or organization)      Identification No.)

            222 West Washington Avenue
             Madison, Wisconsin                       53703
     (Address of principal executive offices)       (Zip Code)

                Interstate Energy Corporation 401(k) Savings Plan
                            (Full title of the plan)

           Edward M. Gleason                       Copy to:
     Vice President, Treasurer and
         Corporate Secretary                  Benjamin F. Garmer, III
          WPL Holdings, Inc.                     Foley & Lardner
      222 West Washington Avenue              777 East Wisconsin Avenue
       Madison, Wisconsin  53703             Milwaukee, Wisconsin 53202
          (608) 252-3311                          (414) 281-2400
  (Name, address and telephone number,
   including areacode, of agent for service)

                         __________________________

                      CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
                                          Maximum      Maximum
          Title of           Amount       Offering    Aggregate    Amount of
      Securities to be       to be         Price      Offering     Registration
         Registered      Registered(1)   Per Share      Price         Fee

    Common Stock,
       $.01 par value,
       with attached
       Common Stock        1,200,000     $32.125(2)  $38,550,000(2)  $11,373
       Purchase Rights     shares and
                             rights


   (1) Each share of WPL Holdings, Inc. Common Stock issued will have attached thereto one Common Stock Purchase Right.

   (2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for WPL Holdings, Inc. Common Stock on the New York Stock Exchange Composite Tape on February 19, 1998. The value attributable to the Common Stock Purchase Rights is reflected in the price of the Common Stock.

                           ___________________________

            In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed by WPL Holdings, Inc. (the "Company", which will be renamed Interstate Energy Corporation upon consummation of the proposed three-way merger between the Company, IES Industries Inc. and Interstate Power Company) or the Interstate Energy Corporation 401(k) Savings Plan (f/k/a the Wisconsin Power and Light Company Employees' Retirement Savings Plan) (the "Plan") with the Commission are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 19, 1997.

             2. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1996, filed on June 27, 1997.

             3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, filed on May 15, August 13 and November 14, 1997, respectively.

             4.  The description of the Company's Common Stock contained in
   Item 4 of the Company's Registration Statement on Form 8-B, dated April 1, 1988, including any amendment or report filed for the purpose of updating such description.

             5. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated February 27, 1989, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareowners or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.                         Exhibit

    (4.1) Interstate Energy Corporation 401(k) Savings Plan, as amended to date

    (4.2) Rights Agreement, dated as of February 22, 1989, between WPL Holdings, Inc. and Morgan Shareholder Services Trust Company (incorporated by reference to
                       Exhibit 4 to WPL Holdings, Inc.'s Current Report on Form 8-K, dated as of February 27, 1989)

    (5)                Opinion of Foley & Lardner

    (23.1)             Consent of Arthur Andersen LLP

    (23.2) Consent of Foley & Lardner (contained in Exhibit (5) hereto)

    (24)               Powers of Attorney

             The undersigned Registrant hereby undertakes to submit the Plan, as amended, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to continue the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 20th day of February, 1998.

                                      WPL HOLDINGS, INC.



                                      By:  /s/ Erroll B. Davis, Jr.
                                           Erroll B. Davis, Jr.
                                           President and Chief Executive
                                             Officer


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signatures                          Title              Date

    /s/ Erroll B. Davis, Jr.          President, Chief     February 20, 1998
    Erroll B. Davis, Jr.              Executive Officer
                                      and Director
                                      (Principal
                                      Executive Officer)

    /s/ Edward M. Gleason             Vice President,      February 20, 1998
    Edward M. Gleason                 Treasurer and
                                      Corporate Secretary
                                      (Principal
                                      Financial and
                                      Accounting Officer)


    L. David Carley*                        Director       February 20, 1998




    Rockne G. Flowers*                      Director       February 20, 1998



    Donald R. Haldeman*                     Director       February 20, 1998



    Katharine C. Lyall*                     Director       February 20, 1998



    Arnold M. Nemirow*                      Director       February 20, 1998




    Milton E. Neshek*                       Director       February 20, 1998




    Henry C. Prange*                        Director       February 20, 1998



    Judith D. Pyle*                         Director       February 20, 1998




    Carol T. Toussaint*                     Director       February 20, 1998



    *By:/s/ Erroll B. Davis, Jr.
         Erroll B. Davis, Jr.
         Attorney-in-Fact

             The Plan. Pursuant to the requirements of the Securities Act of 1933, the Wisconsin Power and Light Company Pension and Employee Benefits Committee, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison and State of Wisconsin, on this 20th day of February, 1998.

                                 INTERSTATE ENERGY CORPORATION
                                 401(k) SAVINGS PLAN


                                 /s/ Pamela J. Wegner
                                 Pamela J. Wegner


                                 /s/ Edward M. Gleason
                                 Edward M. Gleason


                                 /s/ A. J. Amato
                                 A. J. Amato


                                 /s/ Daniel A. Doyle
                                 Daniel A. Doyle


                                 /s/ Bernard Nugent
                                 Bernard Nugent


                                 The foregoing persons are all of the members of the Wisconsin Power and Light Company Pension and Employee Benefits Committee which is the current administrator of the Interstate Energy Corporation 401(k) Savings Plan

                                  EXHIBIT INDEX

                Interstate Energy Corporation 401(k) Savings Plan

    Exhibit No.                            Exhibit

    (4.1) Interstate Energy Corporation 401(k) Savings Plan, as amended to date

    (4.2) Rights Agreement, dated as of February 22, 1989, between WPL Holdings, Inc. and Morgan Shareholder Services Trust Company (incorporated by reference to Exhibit 4 to WPL Holdings, Inc.'s Current Report on Form 8-K, dated as of February 27, 1989)

    (5)          Opinion of Foley & Lardner

    (23.1)       Consent of Arthur Andersen LLP

    (23.2) Consent of Foley & Lardner (contained in Exhibit (5) hereto)

    (24)         Powers of Attorney